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Exhibit 23(h)(1)

                    ADDENDUM TO FUND ADMINISTRATION AGREEMENT

AGREEMENT made in Boston, Massachusetts, this 14th day of October, 2002, between Longleaf Partners Fund (the "Fund"), the first series of LONGLEAF PARTNERS FUNDS TRUST, a Massachusetts business trust, and SOUTHEASTERN ASSET MANAGEMENT, INC., a Tennessee corporation (hereinafter referred to as "the Administrator").

In consideration of the mutual covenants herein made, the Fund and the Administrator understand and agree as follows:

1. RECITATIONS.

The Fund is an investment company registered with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940, and was organized pursuant to the Declaration of Trust of Longleaf Partners Funds Trust, originally effective on November 26, 1986, under the name Southeastern Asset Management Value Trust (the "Master Trust"). The Administrator is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The Fund and the Administrator are parties to a Fund Administration Agreement dated August 1, 1994, and subsequently renewed from time to time (the "Agreement") under which the Administrator provides fund administration services to the Fund.

The Board of Trustees of the Fund, concurrently with the Boards of Trustees of the other existing series of the Master Trust, sitting as the Board of Trustees of the Master Trust, has elected to change the annual renewal date of the Agreement from August 1 of each year to November 1 of each year.

2. RENEWAL AND AMENDMENT.

The Administrator and the Fund hereby renew the Agreement for an additional term of one year, beginning November 1, 2002.

IN WITNESS WHEREOF, the parties have executed this Addendum this 14th day of October, 2002.

SOUTHEASTERN ASSET MANAGEMENT, INC.                  LONGLEAF PARTNERS FUND

_________________________                            __________________________
By:  O. Mason Hawkins                                By: Margaret H. Child
Chairman of the Board                                Trustee

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                    ADDENDUM TO FUND ADMINISTRATION AGREEMENT

AGREEMENT made in Boston, Massachusetts, this 14th day of October, 2002, between Longleaf Partners Small-Cap Fund (the "Fund"), the second series of LONGLEAF PARTNERS FUNDS TRUST, a Massachusetts business trust, and SOUTHEASTERN ASSET MANAGEMENT, INC., a Tennessee corporation (hereinafter referred to as "the Administrator").

In consideration of the mutual covenants herein made, the Fund and the Administrator understand and agree as follows:

1. RECITATIONS.

The Fund is an investment company registered with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940, and was organized pursuant to the Declaration of Trust of Longleaf Partners Funds Trust, originally effective on November 26, 1986, under the name Southeastern Asset Management Value Trust (the "Master Trust"). The Administrator is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The Fund and the Administrator are parties to a Fund Administration Agreement dated August 1, 1994, and subsequently renewed from time to time (the "Agreement") under which the Administrator provides fund administration services to the Fund.

The Board of Trustees of the Fund, concurrently with the Boards of Trustees of the other existing series of the Master Trust, sitting as the Board of Trustees of the Master Trust, has elected to change the annual renewal date of the Agreement from August 1 of each year to November 1 of each year.

2. RENEWAL AND AMENDMENT.

The Administrator and the Fund hereby renew the Agreement for an additional term of one year, beginning November 1, 2002.

IN WITNESS WHEREOF, the parties have executed this Addendum this 14th day of October, 2002.

SOUTHEASTERN ASSET MANAGEMENT, INC.                  LONGLEAF PARTNERS
                                                     SMALL-CAP FUND

__________________________                           ___________________________
By:  O. Mason Hawkins                                By: Margaret H. Child
Chairman of the Board                                Trustee